As filed with the Securities and Exchange Commission on August 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NantKwest, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	43-1979754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3530 John Hopkins Court

San Diego, California 92121

(Address of principal executive offices, including zip code)

Amended and Restated 2015 Equity Incentive Plan

(Full title of the plan)

Patrick Soon-Shiong, M.D., FRCS (C), FACS

Chairman and Chief Executive Officer

NantKwest, Inc.

3530 John Hopkins Court

San Diego, California 92121

(858) 633-0300

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters Wilson Sonsini Goodrich & Rosati, P.C. 12235 El Camino Real San Diego, California 92130 (858) 350-2300	Steven C. Yang General Counsel NantKwest, Inc. 3530 John Hopkins Court San Diego, California 92121 (858) 633-0300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Amended and Restated 2015 Equity Incentive Plan	3,000,000 (2)	$1.21 (2)	$3,630,000.00	$439.96
TOTAL:			$3,630,000.00	$439.96

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the Amended and Restated 2015 Equity Incentive Plan (the “2015 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)

Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee on the basis of $1.21, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on August 5, 2019.

NANTKWEST, INC.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional shares of the common stock of NantKwest, Inc. (the “Registrant”) to be issued pursuant to the Registrant’s 2015 Equity Incentive Plan, as amended and restated (the “2015 Plan”). Accordingly, the contents of the previous Registration Statement on Form S-8 filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on July 30, 2015 (File No. 333-205942) (the “Previous Form S-8”) is incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the Commission on March 13, 2019;

(2)

All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above;

(3)

The Registrant’s Definitive Proxy Statement on Schedule 14A , filed with the Commission on April 26, 2019, but only to the extent incorporated by reference in the Registrant’s Annual Report on Form  10-K for the fiscal year ended December 31, 2018; and

(4)

The description of the Registrant’s common stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-37507) filed with the Commission on July 20, 2015, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

Incorporated by Reference
Exhibit Number	Description	Form	File No.	Exhibit	Filing Date

4.1	Specimen common stock certificate of the Registrant	S-1/A	333-205124	4.7	7/15/2015

4.2	Amended and Restated 2015 Equity Incentive Plan, and forms of agreements thereunder	8-K	001-37507	10.1	6/7/2019

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

24.1	Power of Attorney (contained on signature page hereto)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on August 7, 2019.

NANTKWEST, INC.

By:	/s/ Patrick Soon-Shiong
Patrick Soon-Shiong, M.D.
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Patrick Soon-Shiong and Barry J. Simon, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of NantKwest, Inc.), to sign the Registration Statement on Form S-8 of NantKwest, Inc., and any or all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as they, he, or she might or could do in person, hereby and about the premises hereby ratifying and confirming all that said attorneys-in-fact and agent, proxy and agent, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick Soon-Shiong Patrick Soon-Shiong, M.D.	Chairman of the Board of Directors and Chief Executive Officer and Director (Principal Executive Officer)	August 7, 2019

/s/ Barry J. Simon Barry J. Simon, M.D.	President, Chief Administrative Officer, and Director	August 7, 2019

/s/ Sonja Nelson Sonja Nelson	Chief Financial Officer (Principal Financial and Accounting Officer)	August 7, 2019

/s/ Steve Gorlin Steve Gorlin	Director	August 7, 2019

/s/ Michael D. Blaszyk Michael D. Blaszyk	Director	August 7, 2019

/s/ Frederick W. Driscoll Frederick W. Driscoll	Director	August 7, 2019

/s/ John C. Thomas, Jr. John C. Thomas, Jr.	Director	August 7, 2019

/s/ Cheryl L. Cohen Cheryl L. Cohen	Director	August 7, 2019